UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street 28th Floor Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

One Kendall Square

Bldg. 1400E, Suite B14202

Cambridge, Massachusetts

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc. (the “Company”) appointed Noah Clauser, the Company’s Vice President, Finance as the Company’s principal financial officer, effective immediately. Mr. Clauser, age 46, has served as the Company’s Vice President, Finance and led the Company’s finance and operations functions since August 2017. Previously, he served as Senior Director, Finance and Controller of the Company from January 2016 to August 2017 and as Controller of the Company from April 2011 to December 2015. Mr. Clauser is a licensed Certified Public Accountant in Massachusetts and holds an M.S. in Accounting and a B.S. in Management from the University of Massachusetts at Boston.

Upon Mr. Clauser’s appointment, Dr. Jill C. Milne, the Company’s President and Chief Executive Officer, voluntarily resigned her position as the Company’s principal financial officer. Dr. Milne will continue to maintain her leadership position as President and Chief Executive Officer and her directorship role on the Company Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: December 19, 2019	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer